UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
December 19, 2006
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 19, 2006, Cash America International, Inc. (the “Company”) issued and sold an aggregate of $60 million of its senior notes (the “Notes”) to qualified institutional buyers, pursuant to a note purchase agreement dated as of December 19, 2006 (the “Note Purchase Agreement”). The Notes are comprised of (a) $35 million aggregate principal amount of its Series A 6.09% Senior Notes due December 19, 2016 (the “Series A Notes”) and (b) $25 million aggregate principal amount of Series B 6.21% Senior Notes due December 19, 2021 (the “Series B Notes”). A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.
     The Notes pay interest on June 19 and December 19 of each year, beginning on June 19, 2007, with the Series A Notes paying interest at an annual rate of 6.09% of the unpaid principal amount, and the Series B Notes paying interest at an annual rate of 6.21% of the unpaid principal amount. Principal on the Series A Notes will be repaid in five annual installments of $7,000,000 (or such lesser principal amount as shall then be outstanding) beginning December 19, 2012. Principal on the Series B Notes will be repaid in 11 annual installments of $2,272,727 (or such lesser principal amount as shall then be outstanding) beginning December 19, 2011. The Notes are guaranteed by all of the Company’s direct and indirect subsidiaries. The Note Purchase Agreement contains customary covenants.
     The Note Purchase Agreement provides for customary events of default that include (subject in certain cases to customary grace and cure periods) nonpayment of principal, interest or make-whole amounts, breach of covenants or other agreements in the Note Purchase Agreement and certain events of bankruptcy or insolvency. Generally, if an event of a default occurs, the holders of at least a majority in principal amount of outstanding Notes may declare due and payable the principal , accrued but unpaid interest and a make whole amount with respect to all Notes. The Notes will accelerate automatically if certain events of bankruptcy or insolvency occur. Any Note holder may accelerate the payment of such holder’s Notes if the Company defaults in the payment of principal, interest or make whole amounts with respect to such Notes.
     The Note Purchase Agreement, including the forms of the Series A Notes, the Series B Notes and the Guaranty Agreement between the Company’s subsidiaries and the purchasers of the Notes, is filed as Exhibit 10.1 to this Form 8-K. The foregoing description is qualified in its entirety by reference to the full text of the Note Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosures provided in Item 1.01 of this Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Note Agreement dated as of December 19, 2006 among the Company and the Purchasers named therein for the issuance of (a) the Company’s 6.09% Series A Senior Notes due December 19, 2016 in the aggregate principal amount of $35,000,000 and (b) the Company’s 6.21% Series B Senior Notes due December 19, 2021 in the aggregate principal amount of $25,000,000.

99.1	Press Release dated December 21, 2006 entitled “Cash America Announces Issuance of $60 Million of Long-Term Fixed Rate Notes”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: December 22, 2006	By:	/s/ Thomas A. Bessant, Jr.
Thomas A. Bessant, Jr., Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Agreement dated as of December 19, 2006 among the Company and the Purchasers named therein for the issuance of (a) the Company’s 6.09% Series A Senior Notes due December 19, 2016 in the aggregate principal amount of $35,000,000 and (b) the Company’s 6.21% Series B Senior Notes due December 19, 2021 in the aggregate principal amount of $25,000,000.

99.1	Press Release dated December 21, 2006 entitled “Cash America Announces Issuance of $60 Million of Long Term Fixed Rate Notes”